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               [LETTERHEAD OF VASQUEZ & COMPANY LLP APPEARS HERE]

                                                                    EXHIBIT 16.2

March 1, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form8-K dated March 1, 2001, of Tower Park Marina Investors, L.P. and are in agreement with the statements contained in the sixth paragraph on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                         /s/ Vasquez & Company LLP
                                             Vasquez & Company LLP